UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): February 5, 2026

KYNDRYL HOLDINGS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-40853 (Commission File Number)	86-1185492 (IRS Employer Identification No.)

One Vanderbilt Avenue, 15th Floor
New York, New York 10017
(Address of principal executive offices, and zip code)

(855) 596-3795
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2026, the Board of Directors of Kyndryl Holdings, Inc. (the “Company”) appointed Harsh Chugh as Interim Chief Financial Officer of the Company, and Bhavna Doegar as Interim Corporate Controller of the Company, effective immediately.

Prior to the appointment described above, Mr. Chugh, 54, was appointed as the Company’s Global Head of Practices, Corporate Development, and Administration in January 2026. Prior to that, he served as the Company’s Chief Operating Officer from September 2021 to January 2026. Before joining the Company, Mr. Chugh was Chief Financial Officer at PlanSource Benefits Administration, Inc., a benefits administration software company, from May 2020 to September 2021. Mr. Chugh also held various leadership positions at International Business Machines Corporation, including Vice President of International Corporate and Business Development, Vice President of Investor Relations, and Vice President of Operations for Global Sales. Mr. Chugh received a Master of Science in Civil Engineering from the India Institute of Technology and an MBA in Finance from Indiana University ‒ Kelley School of Business. Mr. Chugh is also a CFA charterholder.

Prior to the appointment described above, Ms. Doegar, 49, joined the Company as Senior Vice President, Finance and Strategy, in December 2025. Prior to joining the Company, Ms. Doegar served in various senior executive positions at Genpact Limited, an agentic and advanced technology solutions company, beginning in 2007. Her positions included Senior Vice President and Global Corporate Controller from 2010 to 2017. She also served as Senior Vice President, Operations Transformation Leader; Senior Vice President, Corporate FP&A Head and CFO - Transformation Services; and, most recently, Senior Vice President, Global Sales Leader for the High-Tech Division. Prior to her tenure at Genpact Limited, Ms. Doegar held finance roles at General Electric across the United States, China and India. Ms. Doegar holds a Bachelor of Commerce in Economics and Accounting from Panjab University and an MBA in Finance from S.P. Jain Institute of Management and Research.

Neither Mr. Chugh nor Ms. Doegar has any family relationship with any of the Company’s executive officers or directors, and there are no arrangements or understandings between Mr. Chugh or Ms. Doegar and any persons pursuant to which either has been appointed to the positions described above. In addition, there have been no transactions involving Mr. Chugh and Ms. Doegar that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

As of the date of filing of this Current Report on Form 8-K, no changes to Mr. Chugh’s or Ms. Doegar’s existing compensation arrangements have been made in connection with the appointments described above. Any material changes to compensation that are required to be disclosed will be reported by an amendment to this Current Report on Form 8-K.

Concurrently with Mr. Chugh’s appointment, David Wyshner departed from his position as Chief Financial Officer of the Company, and Edward Sebold departed from his position as General Counsel of the Company, effective immediately. In addition, on the same date, Vineet Khurana stepped down from his position as Senior Vice President and Global Controller of the Company and assumed a different role at the Company.

Item 7.01. Regulation FD Disclosure.

On February 5, 2026, Mark Ringes was appointed as Interim General Counsel of the Company. Prior to this appointment, Mr. Ringes has been the Company’s Senior Vice President, Deputy General Counsel since 2024. Prior to joining the Company in 2021, he served as Vice President, Assistant General Counsel at International Business Machines Corporation for over 25 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2026

KYNDRYL HOLDINGS, INC.

	By:	/s/ Evan Barth
	Name:	Evan Barth
	Title:	Vice President, Associate General Counsel and Assistant Corporate Secretary